Co nfid e n t ia l: Pa ng a e a Lo g is t ic s So lu t io ns 4Q22 Earnings Call Presentation

2 Co nfid e n t ia l: Pa ng a e a Lo g is t ic s So lu t io ns Safe Harbor 4Q22 Earnings Call Presentation This presentation may include certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Pangaea’s and managements’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Pangaea’s business. These risks, uncertainties and contingencies include: business conditions; weather and natural disasters; changing interpretations of GAAP; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments; requirements or changes adversely affecting the business in which Pangaea is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of logistics and shipping services; general economic conditions; geopolitical events and regulatory changes; and other factors set forth in Pangaea’s filings with the Securities and Exchange Commission and the filings of its predecessors. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that certain of Pangaea’s financial results are unaudited and do not conform to SEC Regulation S-X and as a result such information may fluctuate materially depending on many factors. Accordingly, Pangaea’s financial results in any particular period may not be indicative of future results. Pangaea is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

4Q22 and FY2022 Performance Summary

Strong operating results highlight flexible, value-oriented business model

- Superior TCE rate driven by long-term COAs and cargo-focused strategy resulted in TCE rates exceeding the benchmark average Baltic Panamax and Supramax indices by 41%+ in 4Q22 and 22%+ for FY2022.
- The expansion of the owned fleet, a focus on improved utilization and execution on unique chartered-in strategy all resulted in Adjusted EBITDA margin expansion of 480 bps Y/Y in 4Q22 and 550 bps Y/Y for FY2022.
- In January 2023, sold the Bulk Newport, a 10-year-old vessel, for $9.2 million. The Company will continue to evaluate additional vessel purchases or divestitures in order to meet customer demand and maintain a modern ocean-going fleet.
- Significant Y/Y increase in liquidity driven by a $15 million Y/Y increase in operating cash flow generation. Net leverage ratio at 12/31/22 of 1.2x TTM Adjusted EBITDA.
- Continue to execute on key capital allocation priorities, maintaining cash dividend of $0.10 per common share, paid on March 15th.
- Positive full-year 2023 outlook driven by strong supply fundamentals. Through March 14, 2023, 3,970 days performed at an average of $15,065/day.


BULK XAYMACA
PANAMA

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4 Co nfid e n t ia l: Pa ng a e a Lo g is t ic s So lu t io ns 4Q22 and FY2022 Performance Summary (Continued) Adjusted EBITDA $s in Millions Adjusted EPS $s per Share TCE Rate $s per Shipping Day Operating Cash Flow $s in Millions $ 27 $ 38 $ 14 1 $ 10 5 4 Q22 4 Q21 FY 20 22 FY 20 21 $ 0 .32 $ 0 .56 $ 1.8 2 $ 1.4 1 4 Q22 4 Q21 FY 20 22 FY 20 21 $ 20 ,0 23 $ 32,56 3 $ 24 ,4 34 $ 25,0 56 4 Q22 4 Q21 FY 20 22 FY 20 21 $ 32.9 $ 19 .1 $ 134 .8 $ 6 1.7 4 Q22 4 Q21 FY 20 22 FY 20 21

5 Co nfid e n t ia l: Pa ng a e a Lo g is t ic s So lu t io ns Outperforming Industry Benchmark Our TCE has exceeded the market by an average of 30% on a trailing 5-year basis Cargo Focused Business Model Consistently Delivers Above- Market Performance • Current 1Q23 projected TCE rate of $15,065, a 43% premium to the market average through the quarter*. • Our niche, higher- margin trades remain a key area of differentiation * Q1 23 estimated TCE performance based on shipping days performed through March 14, 2023 **Average of the published Panamax and Supramax indices, net of commission - 1,000 2,000 3,000 4,000 5,000 6,000 $- $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23E* D ay s TC E R at e ($ s p er S h ip p in g D ay ) PANL Total Shipping Days PANL TCE Rate Market Average Rate**

Recent Vessel Acquisitions

Disciplined acquiror of complementary assets

2021

Purchased 7 vessels for $205 million


BULK COURAGEOUS

MV Bulk Courageous - Ultramax



MV Bulk Promise - Panamax



MV Bulk Valor - Supramax



MV Nordic Nuluujaak – Post Panamax[1]



MV Nordic Qinnqua – Post Panamax[1]



MV Nordic Sanngijug – Post Panamax[1]



MV Nordic Siku – Post Panamax[1]

2022

Purchased 2 vessels for $37 million



MV Bulk Concord - Panamax



MV Bulk Sachuest - Supramax

(1) Vessels are owned through a Joint Venture, of which Pangaea owns 50%.

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Return of Capital Program

Stable quarterly cash dividend supported by stable profitability

Targeted dividend policy is aimed toward sustainability through the cycle

Dividend payout has increased amid favorable market conditions and strategic execution

Improved margins and cash conversion support dividend coverage despite volatile dry bulk market

Annual Dividend Payout Ratio
% of Adjusted Net Income


24.4%
6.3%
7.4%
16.5%
2019
2020
2021
2022

Total Annual Cash Dividend Paid
$s per Share


$0.11
$0.02
$0.11
$0.30
2019
2020
2021
2022

Annual Dividend Coverage Ratio
Ratio of Operating Cash Flow to Dividends Issued


9.9x
22.9x
11.2x
10.1x
2019
2020
2021
2022

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Balance Sheet Update

Ample liquidity to support ongoing growth of business

Opportunistically invested in owned ship fleet during 2021 amid attractive market dynamics

Repaid over $30 million in debt during 2022 through free cash flow and vessel sales

Capital allocation priorities will be balanced between debt repayment, fleet investment, opportunistic M&A and shareholder returns



Total Net Debt
Total Cash
Net Leverage
$350.0
$300.0
$250.0
$200.0
$150.0
$100.0
$50.0
$-
$s in Millions
3.0x
2.5x
2.0x
1.5x
1.0x
0.5x
0.0x
TTM Net Debt/Adj. EBITDA
2.21x
2.40x
2.73x
2.43x
1.25x
$56.1
$125.0
$53.1
$127.8
$46.9
$116.4
$56.2
$255.5
$128.4
$175.6
2018
2019
2020
2021
2022

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Macro Shipping Outlook

Focused on providing comprehensive logistics solutions with targeted dry bulks

Near Term Outlook
(1H23)

- Recovery of China economy is expected to be a positive for demand
- US Infrastructure spending is beginning to ramp up, creating favorable tailwinds for construction related raw materials
- Normal seasonality is expected to be amplified by pre-recession demand slowdowns in Europe and North America

Medium Term Outlook
(Full-Year 2023)

- Significant decline in vessel manufacturing will constrain ship supply and tighten the overall dry bulk market
- Trade disruptions resulting from geopolitical tensions are expected to increase ton mile demand
- Current risk to medium-term rate improvement is a more pronounced global recession

Long-Term Outlook
(2023-2025)

- Clarity in emissions free fuel alternatives creates opportunity for fleet renewal and niche offerings
- Supply chain reorganizations provide the opportunity for the Company to grow its logistics offerings with new and existing customers
- Emissions regulations will continue to put pressure on markets as fleets age amid limited new and compliant vessels are built

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10 Co nfid e n t ia l: Pa ng a e a Lo g is t ic s So lu t io ns Value Creation Strategy Durable business model insulated from macro volatility – focused on deploying capital to drive above-sector growth Integrated shipping- logistics model • Provide solutions to customer supply chain issues • More efficient, lower total cost of delivery for customer • Adds volume and margins to PANL ocean freight offerings High fleet utilization • Utilize chartered in fleet to arbitrage vessel positions and provide more revenue days Organic investment • Offer cargo movement beyond ocean transportation • Expand owned fleet for growth using our unique business plan • Apply consistent approach to expand and renew fleet Inorganic investment • Purchase vessels for direct and immediate impact to operating margins and cash flow • Acquire logistics companies to grow in logistics sector Return of capital • Sustain consistent dividend approach, not a payout formula • Conserve capital for fleet renewal and opportunistic growth • Compensate for volatility of sector by maintaining reasonable liquidity Balance sheet optionality • Promote historical lending relationships, sustainable business plan, and consistent performance to help provide favorable lending terms • Maintain low net leverage and substantial free cash generation to provide flexibility in financing growth projects • Consider joint ventures to help mitigate risks and create synergies

11 Co nfid e n t ia l: Pa ng a e a Lo g is t ic s So lu t io ns Investment Conclusion Small-cap growth play with stable return of capital program Integrated shipping-logistics model delivering consistent, above-market returns Focused on consistently high fleet utilization to drive operating leverage Positioned to benefit from tightening global supply of dry- bulk vessels amid continued demand growth On-shore logistics offering provides significant, incremental revenue opportunities Leading position within Ice-Class trades supports superior earned TCE rates Disciplined capital allocation strategy Long-term cargo-based contracts provide multi-year demand visibility Significant balance sheet optionality to pursue growth, low net leverage

Co nfid e n t ia l: Pa ng a e a Lo g is t ic s So lu t io ns Appendix

13 Co nfid e n t ia l: Pa ng a e a Lo g is t ic s So lu t io ns Selected Balance Sheet Data (in thousands,may not foot due to rounding) December 31, 2022 December 31, 2021 Current Assets Cash and cash equivalents 128,385$ 56,209$ Accounts receivable, net 36,755 54,259 Other current assets 57,371 73,495 Total current assets 222,511 183,964 Fixed assets, including finance lease right of use assets, net 520,446 517,109 Advances for vessel purchases - 1,990 Other Non-current Assets 5,284 3,962 Total assets 748,241$ 707,024$ Current liabilities Accounts payable, accrued expenses and other current liabilities 38,554$ 49,154$ Related party debt - 243 Current portion long-term debt and finance lease liabilities 32,148 29,923 Other current liabilities 21,510 32,419 Total current liabilties 92,212 111,739 Secured long-term debt and finance lease liabilities, net 267,334 276,796 Other long-term liabilities 19,974 17,807 Total Pangaea Logistics Solutions Ltd. equity 314,226 247,202 Non-controlling interests 54,495 53,479 Total stockholders' equity 368,722 300,681 Total liabilities and stockholders' equity 748,241$ 707,024$

14 Co nfid e n t ia l: Pa ng a e a Lo g is t ic s So lu t io ns Selected Income Statement Data (in thousands,may not foot due to rounding) 2022 2021 2022 2021 (unaudited) (unaudited) Revenues: Voyage revenue 117,340$ 202,504$ 640,034$ 614,482$ Charter revenue 10,584 32,055 59,673 103,622 Total revenue 127,923 234,558 699,707 718,104 Expenses: Voyage expense 54,214 65,266 262,089 219,623 Charter hire expense 28,157 114,992 222,332 334,953 Vessel operating expenses 15,380 12,693 56,859 42,715 General and administrative 3,908 4,290 20,103 18,966 Depreciation and amortization 7,529 6,523 29,490 22,974 Loss on impairment of vessels - - 3,008 - Loss on sale of vessels - - 318 - Total expenses 109,188 203,764 594,199 639,232 Income from operations 18,735 30,794 105,508 78,872 Total other (expense) income, net (2,923) (13,201) (20,000) (6,499) Net income 15,812 17,594 85,508 72,374 Income attributable to noncontrolling interests (309) (2,444) (6,016) (5,147) Net income attributable to Pangaea Logistics Solutions Ltd. 15,503$ 15,150$ 79,491$ 67,227$ Twelve months ended December 31Three months ended December 31,

Reconciliation of Non-GAAP Measures (unaudited)

	For the three months ended		For the twelve months ended	
	12/31/2022	12/31/2021	12/31/2022	12/31/2021
Net Transportation and Service Revenue				
Gross Profit	**$ 22,700,870**	**$ 35,102,473**	**$129,050,037**	**$ 97,938,881**
Add:				
Vessel Depreciation and amortization	7,471,538	6,504,554	29,376,777	22,874,061
Net transportation and service revenue	**$ 30,172,408**	**$ 41,607,027**	**$158,426,814**	**$120,812,942**
Adjusted EBITDA				
Net Income	**$ 15,812,044**	**$ 17,593,709**	**$ 85,507,704**	**$ 72,373,704**
Interest expense, net	4,405,503	3,744,058	21,489,578	11,514,138
Depreciation and amortization	7,529,397	6,522,946	29,489,810	22,974,249
EBITDA	**27,746,944**	**27,860,713**	**136,487,092**	**106,862,091**
Non-GAAP Adjustments:				
Loss on impairment of vessels	-	-	3,007,809	-
Loss on sale of vessels	-	-	318,032	-
Share-based compensation	309,754	367,939	1,767,726	2,102,897
Unrealized (gain) loss on derivative instruments, net	(1,192,416)	9,784,274	(682,323)	(3,886,201)
Adjusted EBITDA (1)	**$ 26,864,282**	**$ 38,012,926**	**$140,898,336**	**$105,078,787**

(1) Adjusted EBITDA represents net income (or loss), determined in accordance with U.S. GAAP, excluding interest expense, income taxes, depreciation and amortization, loss on sale and leaseback of vessels, share-based compensation and other non-operating income and/or expense, if any.

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Reconciliation of Non-GAAP Measures (unaudited)

	For the three months ended		For the twelve months ended	
	12/31/2022	12/31/2021	12/31/2022	12/31/2021
Earnings Per Common Share				
Net income attributable to Pangaea Logistics Solutions Ltd.	**$ 15,502,601**	**$ 15,150,156**	**$ 79,491,413**	**$ 67,226,833**
Weighted average number of common shares - basic	44,435,664	44,004,980	44,398,987	43,997,311
Weighted average number of common shares - diluted	**44,985,969**	**44,689,309**	**45,059,587**	**44,848,997**
Earnings per common share - basic	$ 0.35	$ 0.34	$ 1.79	$ 1.53
Earnings per common share - diluted	**$ 0.34**	**$ 0.34**	**$ 1.76**	**$ 1.50**
Adjusted EPS				
Net income attributable to Pangaea Logistics Solutions Ltd.	**$ 15,502,601**	**$ 15,150,156**	**$ 79,491,413**	**$ 67,226,833**
Non-GAAP				
Add:				
Loss on impairment of vessels	-	-	3,007,809	-
Loss on sale of vessels	-	-	318,032	-
Unrealized (gain) loss on derivative instruments, net	1,192,416	(9,784,274)	682,323	3,886,201
Non-GAAP adjusted net income attributable to Pangaea Logistics Solutions L	**14,310,185**	**24,934,430**	**82,134,931**	**63,340,632**
Weighted average number of common shares - basic	44,435,664	44,004,980	44,398,987	43,997,311
Weighted average number of common shares - diluted	**44,985,969**	**44,689,309**	**45,059,587**	**44,848,997**
Adjusted EPS - basic	$ 0.32	$ 0.57	$ 1.85	$ 1.44
Adjusted EPS - diluted	**$ 0.32**	**$ 0.56**	**$ 1.82**	**$ 1.41**

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